Exhibit 4.1

NOTE

[Face of Note]

CUSIP # 22966R AG1

2.000% Senior Note due 2031

No. 1	$450,000,000

CUBESMART, L.P.

promises to pay to CEDE & CO. or its registered assigns, the principal sum of FOUR HUNDRED FIFTY MILLION Dollars on February 15, 2031.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of October 6, 2020.

[SEAL]	CUBESMART, L.P.

By:	CUBESMART,
as General Partner

By:	/s/ Timothy M. Martin
Name: Timothy M. Martin
Title: Chief Financial Officer and Treasurer

Attest:

By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Chief Legal Officer and Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ George J. Rayzis
Authorized Signatory

Date of Authentication: October 6, 2020

[Signature Page to Note]

[Back of Note]

2.000% Senior Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. The Notes will bear interest from, and including, October 6, 2020, or from, and including, the most recent interest payment date to which interest has been paid or duly provided for, to, but excluding, the applicable interest payment date or Maturity Date of the Notes, as applicable, at a rate of 2.000% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2021. The Issuer will pay interest to the Person in whose name a Note is registered at the close of business on February 1 or August 1 next preceding the interest payment date. The Issuer will compute interest on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or Maturity Date falls on a day that is not a Business Day, the required payment of principal or interest will be made on the next succeeding Business Day as if made on the date on which such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date or Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

(2) Place of Payment for Principal, Interest and Redemption Price. The principal of, interest on and Redemption Price, if any, for the Notes will be payable at the office or agency of the Issuer maintained for that purpose, pursuant to the Indenture, in the City of New York, which initially shall be the corporate trust office of the Trustee; provided, however, that at the option of the Issuer, such payment of the principal of, interest on and, Redemption Price, if any, for the Notes may be made by check mailed to the person entitled thereto as provided in the Indenture.

(3) Paying Agent and Security Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) Sinking Funds. The Notes are not subject to repayment at the option of the Holder thereof. In addition, the Notes are not entitled to the benefit of, and are not subject to, any sinking fund.

(5) Indenture. The Issuer issued the Notes under an indenture, dated as of September 16, 2011 (the “Base Indenture”), as amended by the Eighth Supplemental Indenture, dated as of October 6, 2020 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, and as the Base Indenture and the Eighth Supplemental Indenture may be further amended and supplemented from time to time, the “Indenture”), among the Issuer, the Parent Guarantor named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured senior obligations of the Issuer and are guaranteed as provided in the Base Indenture by the Parent Guarantor.

(6) Optional Redemption. The Notes may be redeemed, at the Issuer’s option in whole or, from time to time, in in part, prior to the Maturity Date as follows:

(a)  If the Notes are redeemed before November 15, 2030 (the “Par Call Date”), the Notes will be redeemed at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date; and

(ii) the sum, as set forth in an Officers’ Certificate delivered to the Trustee, of the present values of the remaining scheduled payments of principal of, and interest on, the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date), assuming such Notes matured on the Par Call Date, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(b)  If the Notes are redeemed on or after the Par Call Date, the Notes will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes then outstanding being redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the Redemption Date.

(c)  If any Redemption Date falls on a day that is not a Business Day, the required payment of Redemption Price on the Notes to be redeemed will be made on the next succeeding Business Day as if made on the date on which such payment was due, and no interest will accrue on such payment for the period from and after such Redemption Date, as the case may be, to the date of such payment on the next succeeding Business Day; provided, however, that with respect to a Redemption Date, if the next such succeeding Business Day falls on a day in the next succeeding calendar year with respect to a Redemption Date, the required payment of Redemption Price on the Notes to be redeemed shall be made on the Business Day immediately preceding such Redemption Date on which payment was due.

(d)  If notice has been given in the manner provided in Section 1104 of the Indenture and funds for the redemption of the Note or any part thereof called for redemption will have been made available on the Redemption Date, the Notes to be redeemed, or such part thereof, will cease to accrue interest from and after the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price.

(7) Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106 and Section 1104 of the Indenture not later than 15 days and not earlier than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price, if then determinable, and otherwise the method of its determination;

(3) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Notes to be redeemed, including the Identifying Number of such Notes;

(4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that on the Redemption Date the Redemption Price shall become due and payable upon each such Note or portion thereof, and that interest or original issue discount thereon, if any, shall cease to accrue on and after said date; and

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee for such Notes in the name and at the expense of the Issuer.

(8) Denominations, Transfer and Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. The Issuer shall not be required (i) to issue, register the transfer of or exchange the Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Notes selected for redemption under Section 1104 of the Indenture and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Notes so selected for redemption as a whole or in part, except the unredeemed portion of any Notes being redeemed in part.

(9) Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuer, the Guarantors, the Trustee for such Note and any agent of the Issuer, any of the Guarantors or such Trustee may treat the Person in whose name any such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307 of the Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Guarantors, such Trustee or any agent of the Issuer, any of the Guarantors or such Trustee shall be affected by notice to the contrary.

None of the Issuer, the Guarantors, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(10) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantee or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment or supplemental indenture voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Securities affected thereby voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantee or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption to a successor of the Issuer’s obligations to Holders of Notes; add additional Guarantees with respect to the Notes; secure the Notes; to make any other change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with requirements of the Commission in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act.

(11) Defaults and Remedies. If any Event of Default occurs and is continuing as more fully provided in the Base Indenture, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare the entire principal amount of the Notes to be due and payable. Subject to certain limitations, the Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes.

(12) No Recourse Against Others. No trustee, officer, employee or stockholder of the Parent Guarantor or any of its Subsidiaries, as such, will have any liability for any obligations of the Parent Guarantor or any of its Subsidiaries under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes.

(13) Authentication. No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note the certificate of authentication manually executed by the Trustee for such Note or on its behalf pursuant to Section 614 of the Indenture, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(14) CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use) or other identifying numbers (“Identifying Numbers”) and, if so, the Trustee shall use such Identifying Numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such Identifying Numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identifying numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the Identifying Numbers.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CubeSmart, L.P.

c/o CubeSmart

5 Old Lancaster Road

Malvern, PA 19355

Attention: Jeffrey Foster, Chief Legal Officer and Secretary

NOTATION OF GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor Person under the Indenture hereinafter referred to) has unconditionally guaranteed to the extent set forth in, and subject to the provisions of, an indenture dated as of September 16, 2011 (the “ Base Indenture”), as amended by the Eighth Supplemental Indenture, dated as of October 6, 2020 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, and as the Base Indenture and the Eighth Supplemental Indenture may be further amended and supplemented from time to time, the “Indenture”) among CubeSmart, L.P. (the “Issuer”), the Parent Guarantor named therein and U.S. Bank National Association, as trustee (the “Trustee ”), providing for the issuance of 2.000% Senior Notes due 2031, the due and punctual payment of the principal of and interest on the Notes to which this notation is affixed and all other amounts due and payable under the Indenture and the Notes to which this notation is affixed by the Issuer.

The obligations of such Guarantor to the Holders of Notes to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Base Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

CUBESMART

By:	/s/ Timothy M. Martin
Name: Timothy M. Martin
Title: Chief Financial Officer and Treasurer

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:    ______________________________________________________

(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or Tax I.D. No.)

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                     to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature: _____________________________________
(Sign exactly as your name appears on the face of this Note)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive security, or exchanges of a part of another Global Security or definitive security for an interest in this Global Security, have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian